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[LOGO] OF John Hancock                                         Policy Details - Variable Life
                                                               [ ] John Hancock Life Insurance Company of New York
                                                               [ ] John Hancock Life Insurance Company
Mailing Address:               Courier Address:                (hereinafter referred to as The Company)
John Hancock New York          John Hancock New York
New Business Service Center    New Business Service Center     . This form is part of the Application for Life Insurance for the
PO Box 4608                    200 Bloor Street East              Proposed Life Insured(s).
Niagara Square Station         Toronto ON                      . Print and use black ink. Any changes must be initialed by the
Buffalo NY 14240-4608          Canada M4W 1E5                     Proposed Life Insured(s) and/or Owner(s).


Proposed Life Insured (Life One)                                Proposed Life Insured (Life Two)
------------------------------------------------------------    -------------------------------------------------------------------
Name    First             Middle                Last            Name    First                Middle                  Last
        JOHN                M.                  DOE
------------------------------------------------------------    -------------------------------------------------------------------

Name(s) of Owner(s)  JOHN M. DOE
                     --------------------------------------------------------------------------------------------------------------

                     --------------------------------------------------------------------------------------------------------------

Plan Name
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Single Life          [ ] Protection VUL              [ ] Accumulation VUL              [ ] Corporate VUL
                     [ ] Other
                              -----------------------------------------------------------------------------------------------------
Survivorship Life    [X] Accumulation SVUL           [ ] Protection SVUL
                     [ ] Other
                              -----------------------------------------------------------------------------------------------------

Amount
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                                                                             (Total Face Amount is the sum of
1. Base Face Amount (BFA) excluding any additional benefits $ 500,000         the BFA and the SFA on Page 2.)
                                                            ---------

Premiums
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2. Frequency:        [X] Annual [ ] Semi-Annual [ ] Quarterly [ ] List Billed

                     [ ] Pre-Authorized Payment Plan (See Special Instructions on cover page and complete "Request for
                         Pre-Authorized Payment Plan" - form NB5087NY.)

                     [ ] Other
                              -----------------------------------------------------------------------------------------------------

Premium Notices and Correspondence
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3. a) Send Premium Notices to: [X] Owner(s)    [ ] Life One     [ ] Life Two    [ ] Employer's Address

   b) Send Correspondence to:  [X] Same as Premium Notices (as above)
                               [ ] Other: Name & Address    Name

                                                            -----------------------------------------------------------------------
                                                            Street No. & Name, Apt No.

                                                            -----------------------------------------------------------------------
                                                            City                           State                      Zip code

                                                            -----------------------------------------------------------------------

c) Secondary Addressee - You can make the designation below when you or the Life Insured become a senior citizen (age 65 or older).
   The Company will also mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.

   Owner - Date of Birth       mmm     dd     yyyy          Name of Secondary Addressee
                               -------------------
                                                            -----------------------------------------------------------------------
                                                            Street No. & Name, Apt No.

                                                            -----------------------------------------------------------------------
                                                            City                           State                      Zip code

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(C)2007 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (07/2007)                                           Page 1 of 6
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VARIABLE LIFE - SINGLE LIFE
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4. a) Life Insurance Qualification Test

     [ ]  Guideline Premium Test - Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

     [ ]  Cash Value Accumulation Test - Under this test, the Policy Value may not at any time exceed the net single premium.

     Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

   b) Death Benefit Option  [ ] Option 1 (BFA)     [ ] Option 2 (BFA plus Policy Value)

   Protection VUL
   ---------------------------------------------------------------------------------------------------------------------------------
   [ ] Accelerated Death Benefit (for terminal illness)             [ ] Level Supplemental Face Amount (SFA) of
      [ ] I have received the Accelerated Death Benefit Disclosure      $_________   for the life of the policy
          and understand that the values shown are generic and will
          differ from my actual coverage.                           [ ] LifeCare Benefit Rider (Please complete NB5018NY)
                                                                        Accelerated Death Benefit must also be selected and NB3518NY
   [ ] Disability Payment of Specified Premium:                         must also be completed. The Accelerated
       Monthly Specified Premium Amount                                 Death Benefit Disclosure must be provided to the Owner.
       $________
                                                                    [ ] Other_______________________________________________________
   [ ] Extended No Lapse Guarantee (beyond Basic Period)
       [ ] To Age_________   [ ] Period ___________

   Accumulation VUL
   ---------------------------------------------------------------------------------------------------------------------------------
   [ ] Accelerated Death Benefit (for terminal illness)             [ ] Overloan Protection Rider (Only available with GPT)
       [ ] I have received the Accelerated Death Benefit Disclosure
           and understand that the values shown are generic and     [ ] Return of Premium Death Benefit (with DB Option 1 only)
           will differ from my actual coverage.                         Increase Rate  [ ] Yes ________%   [ ] No
                                                                        Percentage of Premiums to be returned at death
   [ ] Cash Value Enhancement Rider                                     (Whole numbers only. Maximum 100%) _________%

   [ ] Disability Payment of Specified Premium:                     [ ] Supplemental Face Amount (SFA) (Check only one option
       Monthly Specified Premium Amount                                 below).
       $________                                                        [ ] Level SFA of $_________ for life of the policy

   [ ] LifeCare Benefit Rider                                           [ ] Initial SFA of $_________ with Total Face Amount
       (Please complete NB5018NY)                                           increasing
       Accelerated Death Benefit must also be selected and NB3518NY         by: ________% or $___________ per year for_____ policy
       must also be completed. The Accelerated Death Benefit                years (level thereafter)
       Disclosure must be provided to the Owner.
                                                                        [ ] Customize Level or Increasing Schedule
                                                                            (List by policy year. SFA decreases cannot be scheduled
                                                                            at issue.
                                                                            Please complete form NB5064NY.)

                                                                    [ ] Other ______________________________________________________

   Corporate VUL
   ---------------------------------------------------------------------------------------------------------------------------------
   [ ] Supplemental Face Amount (SFA) (Check only one option        [ ] Premium Cost Recovery:
       below.)                                                          [ ] Initial SFA of $_______ with Total Face Amount
       [ ] Level SFA of $_______ for life of the policy                     increasing by Premium Cost Recovery:
                                                                                [ ] Recovery increase percentage _________%
       [ ] Initial SFA of $_______ with Total Face Amount                       [ ] Recovery increase years (level
           increasing                                                               thereafter) _________
          by: ______% or $_______ per year for______ policy years
                                                 (level thereafter) [ ] Enhanced Cash Value Rider

       [ ] Customize Level or Increasing Schedule                   [ ] Overloan Protection Rider (Only available with GPT)
           (List by policy year. SFA decreases cannot be scheduled
           at issue. Please complete form NB5064NY.)                [ ] Other ______________________________________________________

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(C)2007 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (07/2007)                                           Page 2 of 6
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VARIABLE LIFE - SURVIVORSHIP LIFE
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5. a) Life Insurance Qualification Test
      [X] Guideline Premium Test - Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.
      [ ] Cash Value Accumulation Test - Under this test, the Policy Value may not at any time exceed the net single premium.

      Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

   b) Death Benefit Option     [X] Option 1 (BFA)     [ ] Option 2 (BFA plus Policy Value)

   c) Additional Benefits

   Accumulation SVUL
   ---------------------------------------------------------------------------------------------------------------------------------
   [ ] Cash Value Enhancement Rider                              [ ] Supplemental Face Amount (SFA) (Check only one option below).
   [ ] Four Year Term (EPR)                                          [ ] Level SFA of $________ for life of the policy
   [ ] Overloan Protection Rider                                     [ ] Initial SFA of $________ with Total Face Amount
   [ ] Policy Split Option                                               increasing
   [ ] Return of Premium Death Benefit (with DB Option 1 only)           by: _______% or $________ per year for______ policy years
       Increase Rate  [ ] Yes ______%  [ ] No                                                                     (level thereafter)
       Percentage of Premiums to be returned at death                [ ] Customize Level or Increasing Schedule
       (Whole numbers only. Maximum 100%) __________%                    (List by policy year. SFA decreases cannot be scheduled
                                                                         at issue. Please complete form NB5064NY.)

                                                                 [ ] Other ________________________________________________________

   Protection SVUL
   ---------------------------------------------------------------------------------------------------------------------------------
   Extended No Lapse Guarantee (beyond Basic Period)             [ ] Level Supplemental Face Amount (SFA) of
     [ ] To Age ______ [ ] Period ___________                        $_________ for the life of the policy

   [ ] Four Year Term (EPR)                                      [ ] Overloan Protection Rider

   [ ] Cash Value Enhancement Rider                              [ ] Policy Split Option

                                                                 [ ] Other ________________________________________________________

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(C) 2007 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (07/2007)                                           Page 3 of 6
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Additional Information - These questions apply to the OWNER(S) of the policy. All questions must be answered.
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6. a) If an additional or optional policy is being applied for in a separate application, state plan and amount.
   Plan name
                                                                                                 $
-------------------------------------------------------------------------------------            ----------------------------------

   b) Do you understand that you may need to pay premiums in addition to Planned Premium if the current policy charges or actual investment performance are different from the assumptions used in your Illustration (assuming the requirements of any
      applicable guaranteed death benefit feature have not been satisfied)?     [X] Yes [ ] No

7. Have you received a current prospectus (and any supplements) for the applicable policy?   [X] Yes [ ] No

            If Yes, date of prospect us(es)          mmm      dd     yyyy       Date of supplement(s)    mmm     dd     yyyy
                                                   ------------------------                            ------------------------
                                                     JULY     01     2007
                                                   ------------------------                            ------------------------
            Date of John Hancock Trust prospectus    mmm      dd     yyyy       Date of supplement       mmm     dd     yyyy
            (if applicable)                        ------------------------                            ------------------------

8. With the above in mind, does the policy meet your insurance objectives and your anticipated financial needs? [X] Yes [ ] No

Investor Suitability Statements

9. I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:
   (A) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED.
   (B) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE COVERAGE, AND THE POLICY/ACCOUNT
       VALUE, MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS AND ARE NOT
       GUARANTEED AS TO DOLLAR AMOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH
       SURRENDER VALUES ARE AVAILABLE ON REQUEST.
   (C) THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL
       PREMIUM PAYMENT, THE INSURANCE COVERAGE COULD LAPSE.

Asset Account Balancer Service (Not available with CVUL)
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10. This service will automatically move amounts among your specified Investment Accounts on a semi-annual basis beginning six months after your policy date to maintain your chosen percentages in each account. The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account. To elect this service, please check box A or B below and provide details as required.

    A [ ] Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regard to any amounts allocated to the Fixed Account.

    B [ ] Rebalance based on the percentages listed below.

          Investment Account     Percentage          Investment Account     Percentage          Investment Account    Percentage
          ---------------------------------          ---------------------------------          -----------------------------------
                                          %                                          %                                         %
                                          %                                          %                                         %
                                          %                                          %                                         %

Dollar Cost Averaging Program (Not available with CVUL)
-----------------------------------------------------------------------------------------------------------------------------------

11. Under this program we will automatically transfer amounts each month from one Investment Account to one or more of the other
    Investment Accounts or the Fixed Account. You must select one Investment Account to Dollar Cost Average from. (We suggest a fund that attempts to maintain a relatively stable value such as the Money Market Trust or the U.S. Government Securities
    Trust.*) To elect this program, please check box A, B or C below and provide details as required.

    FROM: A [ ] Money Market     B [ ] U.S. Government Securities     C [ ] Other
                                                                                  -------------------------------------------------

    You must also indicate the Investment Account(s) and amount(s) to Dollar Cost average.

    TO:   Investment Account     Percentage          Investment Account     Percentage          Investment Account    Percentage
          ---------------------------------          ---------------------------------          -----------------------------------
                                          %                                          %                                          %
                                          %                                          %                                          %
                                          %                                          %                                          %

    Dollar Cost Averaging does not assure a profit and does not protect against loss in declining markets. Since the plan involves continuous investments in securities regardless of fluctuating price levels of such securities, you should consider your ability to continue such purchases throughout periods of low price levels before signing up for this program.

* Values in the U.S. Government Securities Trust or Money Market Trust are not insured or guaranteed by the Federal Deposit
  Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the fund.

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(c) 2007 Hancock Life Insurance company of New York, Valhalla, NY. All rights reserved.
NB5008NY (07/2007)                                           Page 4 of 6
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12. INVESTMENT ALLOCATION OF NET PREMIUMS - Allocation must be whole numbers. Total must be 100%.

AGGRESSIVE GROWTH PORTFOLIOS       GROWTH PORTFOLIOS                GROWTH & INCOME PORTFOLIOS

___% Science & Technology          ___% Quantitative Mid Cap        ___% Growth & Income
___% Emerging Markets Value        ___% Mid Cap Index               ___% 500 Index B
___% Pacific Rim                   ___% Mid Cap Intersection        ___% Fundamental Value
___% Health Sciences               ___% Global                      ___% U.S. Core
___% Emerging Growth               ___% Capital Appreciation        ___% Large Cap
___% Small Cap Growth              ___% American Growth             ___% Quantitative Value
___% Emerging Small Company        ___% U.S. Global Leaders Growth  ___% American Growth - Income
___% Small Cap                     ___% Quantitative All Cap        ___% Equity - Income
___% Small Cap Index               ___% All Cap Core                ___% American Blue Chip Income & Growth
___% Dynamic Growth                ___% Total Stock Market Index     25% Income & Value
___% Mid Cap Stock                 ___% Blue Chip Growth            ___% Managed
___% Natural Resources             ___% U.S. Large Cap              ___% PIMCO VIT All Asset
___% All Cap Growth                ___% Core Equity                 ___% Global Allocation
___% Financial Services            ___% Large Cap Value
___% International Opportunities   ___% Classic Value               INCOME PORTFOLIOS
___% International Small Cap       ___% Utilities
___% International Equity Index B  ___% Real Estate Securities      ___% High Yield
___% Overseas Equity               ___% Small Cap Opportunities     ___% U.S. High Yield Bond
___% American International        ___% Small Cap Value             ___% Strategic Bond
___% International Value           ___% Small Company Value         ___% Strategic Income
___% International Core            ___% Special Value               ___% Global Bond
                                   ___% Mid Value                    25% Investment Quality Bond
                                   ___% Mid Cap Value               ___% Total Return
                                   ___% Value                       ___% American Bond
                                   ___% All Cap Value               ___% Real Return Bond
                                                                    ___% Bond Index B
                                                                    ___% Core Bond
25 % FIXED ACCOUNT *                                                ___% Active Bond
                                                                    ___% U.S. Government Securities
NOTE: Liquidity restrictions apply when                             ___% Short Term Bond
      allocating funds to the Fixed Account.
                                                                    CONSERVATIVE PORTFOLIO
OTHER PORTFOLIO
                                                                     25% Money Market B *
____ % ____________________________________
                                                                    LIFESTYLE PORTFOLIOS
* These are the only investment options available
when the ENLG rider is selected on Protection VUL                   ___% Lifestyle Aggressive *
or Protection SVUL.                                                 ___% Lifestyle Growth *
                                                                    ___% Lifestyle Balanced *
                                                                    ___% Lifestyle Moderate *
                                                                    ___% Lifestyle Conservative *

                                                                    ASSET ALLOCATION MODELS *

                                                                    ___% Fundamental Value of America
                                                                    ___% Value Strategy
                                                                    ___% Growth Blend
                                                                    ___% Global Balanced
                                                                    ___% Blue Chip Balanced

                                                                    Only one Asset Allocation Model can be selected (allocation must be 100%).
                                                                    These models are only available when the ENLG
                                                                    Rider is elected with Protection VUL or Protection SVUL.

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(C)2007 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (07/2007)                                           Page 5 of 6
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Allocation of Monthly Charges
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13. Please deduct the monthly charges from the following accounts (except Mortality and Expense Risk/Asset based Risk charges).

    Account No. __________________________________  _____________%  [ ] Check box and attach sheet with additional information, if necessary.
                __________________________________  _____________%


Owner(s) Signature(s)
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Signed at       City                          State     This        Day of                                     Year

______________________________________________________  __________  _________________________________________  ___________________
Signature of Witness/Registered Representative                      Signature of Owner
(as Witness)

x                                                                   x
__________________________________________________________________  _____________________________________________________________
                                                                    Signature of Owner

                                                                    x
                                                                    ______________________________________________________________


Registered Representative Certification - All Registered Representatives sharing commissions must sign this form.
------------------------------------------------------------------------------------------------------------------------------------

I certify that a current prospectus (and any supplement) for the policy applied for has been given to the Proposed Life Insured(s), and to the Owner(s) if other than the Proposed Life Insured(s).

Signature of Registered Representative                              Signature of Registered Representative

x                                                                   x
__________________________________________________________________  _____________________________________________________________

Signature of Registered Representative                              Signature of Registered Representative

x                                                                   x
__________________________________________________________________  _____________________________________________________________

Signature of Registered Representative

x
__________________________________________________________________


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(C)2007 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5008NY (07/2007)                                           Page 6 of 6
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